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                                                                     Exhibit 5.1


                                 April 11, 2001



Credit Suisse First Boston Corporation
Banc of America Securities LLC
SunTrust Equitable Securities Corporation
Scotia Capital (USA) Inc.
BNY Capital Markets, Inc.
c/o Credit Suisse First Boston Corporation
11 Madison Avenue
New York, New York 10172


Ladies and Gentlemen:

          We have acted as special counsel to DaVita Inc., a Delaware corporation (the "Issuer"), and the subsidiary guarantors identified on Schedule A attached hereto (the "Guarantors"), in connection with the Operative Documents (as defined below), including that certain Purchase Agreement (the "Purchase Agreement"), dated April 6, 2001, by and among the Issuer, the Guarantors and the Initial Purchasers named therein (collectively, the "Purchasers"), relating to the sale by the Issuer of $225,000,000 aggregate principal amount of the Issuer's 9 1/4% Senior Subordinated Notes due 2011 (the "Notes"). This opinion is delivered to you in compliance with Section 9(e) of the Purchase Agreement. Capitalized terms used in this opinion which are not defined herein shall have the meanings given to them in the Purchase Agreement.

          In connection with this opinion, we have examined executed originals, counterparts or copies identified to our satisfaction as being true copies of such certificates, records, documents or other instruments as we have deemed necessary or appropriate to enable us to render the opinions expressed below. These certificates, records, documents and other instruments included the following:

          (a) The Certificate of Incorporation of the Issuer, as amended to date, and comparable organizational documents of the Guarantors;

          (b) The Bylaws of the Issuer, as amended to date, and comparable organizational documents of the Guarantors;
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Credit Suisse First Boston Corporation
Banc of America Securities LLC
SunTrust Equitable Securities Corporation
Scotia Capital (USA) Inc.
BNY Capital Markets, Inc.
April 11, 2001
Page 2

          (c) The records of certain proceedings and actions taken by the Issuer and the Guarantors relating to the transactions contemplated by the Purchase Agreement, which have been certified to us as constituting all of the proceedings and actions relating thereto;

          (d)  The Purchase Agreement;

          (e) The Indenture, the form of Series A Notes and the form of Series B Notes attached to the Indenture and the form of Subsidiary Guarantees attached to the Indenture; and

          (f)  The Registration Rights Agreement.

          The documents referenced in items (d) through (f) above are collectively referred to herein as the "Operative Documents."

          We have been furnished with, and with your consent have relied upon, certificates of officers of the Issuer and the Guarantors with respect to certain factual matters. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary. In all of our examinations, we have assumed the authenticity of all documents submitted to us as original or certified documents, the genuineness of all signatures on original or certified documents, the conformity to original documents of all documents submitted to us as copies thereof and the correctness and accuracy of all facts not independently established by us set forth in all certificates and reports identified in this opinion.

          We have investigated such questions of law for the purpose of rendering this opinion as we have deemed necessary. We are attorneys duly admitted and qualified to practice only in the State of California, and we are opining herein as to the effect on the subject transactions of only United States federal law, the General Corporation Law of the State of Delaware and the laws of the State of California. We are not opining on, and assume no responsibility as to the applicability to, or the effect on any of the matters covered herein of,
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Credit Suisse First Boston Corporation
Banc of America Securities LLC
SunTrust Equitable Securities Corporation
Scotia Capital (USA) Inc.
BNY Capital Markets, Inc.
April 11, 2001
Page 3

the laws of any other jurisdiction. We note that the Operative Documents are, by their terms, governed by the laws of the State of New York. We are not admitted in New York and we are not opining as to the laws of the State of New York. With your consent, we are delivering the opinion set forth herein assuming that the Operative Documents are governed by the laws of the State of California (without reference to the choice of law principles thereunder). Without independent check or verification, we are not aware of any exceptions to enforceability of the Operative Documents under the laws governing the same that would be required to be stated in our opinion if we were opining as to the laws governing such documents but are not so stated in our opinion due to the fact that our opinion is given with respect to California law. We are not expressing any opinion as to the effect of compliance by the Purchasers with any state or federal laws or regulations applicable to the transactions because of the nature of any of their businesses. We express no opinion as to state securities or "blue sky" laws. In addition, we are not expressing any opinion as to the effect of compliance with applicable law by any party to the Operative Documents other than the Issuer and the Guarantors.

          To the extent that the obligations of the Issuer or the Guarantors may be dependent upon such matters, we have assumed for purposes of this opinion, other than with respect to the Issuer and the Guarantors, that each party to the agreements and contracts referred to herein is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that each such other party has the requisite corporate or other organizational power and authority to perform its obligations under such agreements and contracts, as applicable; and that such agreements and contracts have been duly authorized, executed and delivered by, and each of them constitutes the legally valid and binding obligation of, such other parties, as applicable, enforceable against such other parties in accordance with their respective terms.

          On the basis of the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth below, we are of the opinion that:

          (1) The Issuer has been duly organized, is validly existing and is in good standing under the laws of the State of Delaware and has the corporate power and authority to

Credit Suisse First Boston Corporation
Banc of America Securities LLC
SunTrust Equitable Securities Corporation
Scotia Capital (USA) Inc.
BNY Capital Markets, Inc.
April 11, 2001
Page 4

carry on its business as described in the Offering Circular and to own, lease and operate its properties;

          (2) The Series A Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Purchasers in accordance with the terms of the Purchase Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Issuer, enforceable in accordance with their terms.

          (3) The Subsidiary Guarantees have been duly authorized and, when the Series A Notes are executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Purchasers in accordance with the terms of the Purchase Agreement, the Subsidiary Guarantees endorsed thereon will be valid and binding obligations of the Guarantors, enforceable in accordance with their terms.

          (4) The Indenture has been duly authorized, executed and delivered by the Issuer and each Guarantor and is a valid and binding agreement of the Issuer and each Guarantor, enforceable against the Issuer and each Guarantor in accordance with its terms.

          (5) The Purchase Agreement has been duly authorized, executed and delivered by the Issuer and the Guarantors.

          (6) The Registration Rights Agreement has been duly authorized, executed and delivered by the Issuer and the Guarantors and is a valid and binding agreement of the Issuer and each Guarantor, enforceable against the Issuer and each Guarantor in accordance with its terms.

          (7) The Series B Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered in exchange for Series A Notes in accordance with the provisions of the Indenture and the Exchange Offer, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Issuer, enforceable in accordance with their terms.

Credit Suisse First Boston Corporation
Banc of America Securities LLC
SunTrust Equitable Securities Corporation
Scotia Capital (USA) Inc.
BNY Capital Markets, Inc.
April 11, 2001
Page 5

          (8) When the Series B Notes have been executed and authenticated in accordance with the provisions of the Indenture and delivered in exchange for Series A Notes in accordance with the provisions of the Indenture and Exchange Offer, the Subsidiary Guarantees endorsed thereon will be valid and binding obligations of the Guarantors, enforceable in accordance with their terms.

          (9) The statements under the captions "Certain Relationships and Related Transaction," "Description of Debt" "Description of Notes," and "Federal Income Tax Consequences to Non-U.S. Holders" in the Offering Circular, insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein, fairly present in all material respects such legal matters, documents or proceedings.

          (10) Provided the Notes are sold in the manner contemplated by the Purchase Agreement, the execution, delivery and performance of the Purchase Agreement and the other Operative Documents by the Issuer and each of the Guarantors, compliance by the Issuer and each of the Guarantors with all the provisions thereof and the consummation of the transactions contemplated thereby will not (i) require any consent, approval, authorization or other order of any California or federal court, regulatory body, administrative agency or other governmental body (except such as have been obtained or as may be required under the securities or Blue Sky laws of the various states and, with respect to the Registration Rights Agreement, the Securities Act and the Trust Indenture
Act) or (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, (A) the charter or by-laws or other organizational documents of the Issuer or any of its subsidiaries or (B) the Credit Facilities, after receipt of any required consents, which consents have been obtained; the Indenture, dated as of June 12, 1996, between Renal Treatment Centers, Inc. and PNC Bank, National Association, including the first and second supplemental indentures thereto; the Guaranty, dated March 31, 1998, made by the Issuer in favor of PNC Bank, National Association; or the Indenture, dated as of November 18, 1998, between the Issuer and United States Trust Company of New York except, with respect to clause (ii)(B), for any breach or default which would not, singly or in the aggregate, have a Material Adverse Effect; or (ii) violate or conflict with those laws, rules and regulations which, in our experience, are normally applicable to transactions of the type contemplated by the Operative Documents.

Credit Suisse First Boston Corporation
Banc of America Securities LLC
SunTrust Equitable Securities Corporation
Scotia Capital (USA) Inc.
BNY Capital Markets, Inc.
April 11, 2001
Page 6

          (11) The Issuer is not and, upon the offering and sale of the Series A Notes and the application of the net proceeds thereof as described in the Offering Circular, will not be an "investment company" or a company "controlled" by an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          (12) The Indenture complies as to form in all material respects with the requirements of the Trust Indenture Act of 1939, as amended (the "TIA"), and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder. It is not necessary in connection the offer, sale and delivery of the Series A Notes to the Purchasers in the manner contemplated by the Purchase Agreement or in connection with the Exempt Resales to qualify the Indenture under the TIA.

          (13) No registration under the Act is required for the sale of the Series A Notes to the Purchasers as contemplated by the Purchase Agreement or for the Exempt Resales assuming (i) each Purchaser is a QIB, (ii) the accuracy of, and compliance with, the Purchasers' representations and agreements contained in Section 7 of the Purchase Agreement and (iii) the accuracy of the Issuer's and the Guarantors' representations contained in Sections 5(h), 6(dd),
(ee), (ff), (gg), (hh), (ii) and (jj) of the Purchase Agreement.

          Our opinions set forth in paragraphs (2), (3), (4), (6), (7) and (8) above are subject to:

          (i) the effect of any bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers);

          (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability as applied by the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding at law or in equity);

Credit Suisse First Boston Corporation
Banc of America Securities LLC
SunTrust Equitable Securities Corporation
Scotia Capital (USA) Inc.
BNY Capital Markets, Inc.
April 11, 2001
Page 7

          (iii) limitations imposed under applicable law, court decisions or public policy which limit the enforceability of indemnification or contribution provisions;

          (iv) the effect of California Civil Code 1670.5, which provides that a court may refuse to enforce, or may limit the application of, a contract or any clause thereof which the court finds as a matter of law to have been unconscionable at the time it was made;

          (v) the effect of California statutory provisions and case law that provide that, in certain circumstances, a surety or guarantor may be exonerated if the creditor materially alters the original obligation of the principal without the consent of the guarantor, elects remedies for default which impair the subrogation rights of the surety or guarantor against the principal or otherwise takes any action without notifying the guarantor which materially prejudices the surety or guarantor. Union Bank v. Gradsky, 265 Cal. App. 2d 40
                                     ---------------------
(1968). However, there is also authority to the effect that a surety or guarantor may validly waive such rights if such waivers are expressly set forth in the guaranty. Krueger v. Bank of America, 145 Cal. App. 3d 204, 193 Cal.
                  --------------------------
Rptr. 322 (1983) and Section 2856 of the California Civil Code; but see Cathay
                                                                        ------
Bank v. Lee, 14 Cal App. 4th 1533, 18 Cal. Rptr. 2d 420 (1993), in which the
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court held that a waiver of a guarantor's rights must be sufficiently explicit.
Therefore, we express no opinion with respect to the effect of (a)(1) any modification or amendment of the obligations of the Issuer or any Guarantor which materially increases such obligations and correspondingly the Guarantors' obligations in respect thereof; (2) any election of remedies by the Trustee following the occurrence of an event of default with respect to the obligations of the Issuer; or (3) any other action by the Trustee which materially prejudices the Guarantors pursuant to the Operative Documents, if, in any such instance, such modification, election or action occurs without notice to the Guarantors and without granting to the Guarantors an opportunity to cure any default by the Issuer; or (b) any purported waiver by any of the Guarantors that does not comply with any requirements of explicitness and/or specificity imposed by any court;

          (vi) the effect, if any, of limitations arising from certain state and federal court decisions involving statutes, public policy or principles of equity and holding that (1) certain covenants and provisions of lending and security agreements, including those

Credit Suisse First Boston Corporation
Banc of America Securities LLC
SunTrust Equitable Securities Corporation
Scotia Capital (USA) Inc.
BNY Capital Markets, Inc.
April 11, 2001
Page 8

allowing for acceleration of indebtedness due under debt instruments upon the occurrence of certain events, impose restrictions or obligations on the borrower and it cannot be demonstrated that the enforcement of such restrictions or obligations upon the occurrence of such events is reasonably necessary for the protection of the lender; and (2) under certain circumstances, purported waivers of the benefits of statutory provisions or common law rights are unenforceable;

          (vii) the validity or enforceability of any provision of the Operative Documents to the extent such provision violates the law of the State of California that provides that in a contract permitting one party thereto to recover attorneys' fees, the prevailing party in any action to enforce any provision of such contract shall be entitled to recover its reasonable attorneys' fees;

          (viii) the enforceability under certain circumstances of provisions waiving unknown future rights and of provisions stating that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, that election of some particular remedy may be exercised without notice or that failure to exercise or delay exercising rights or remedies does not operate as a waiver of such right or remedy;

          (ix) limitations on the rights or remedies available to any party insofar as such party may take discretionary action that is arbitrary, unreasonable or capricious, or is not taken in good faith or in a commercially reasonable manner, whether or not such action is permitted under the Notes and the related Subsidiary Guarantees; and

          (x) the enforceability, under certain circumstances, of provisions imposing a payment obligation with respect to the Issuer's registration obligations may be limited by applicable law.

          We further advise you that in our capacity as special counsel for the Issuer, we have participated in conferences with officers and other representatives of the Issuer, representatives of the independent public accountants for the Issuer and representatives of the

Credit Suisse First Boston Corporation
Banc of America Securities LLC
SunTrust Equitable Securities Corporation
Scotia Capital (USA) Inc.
BNY Capital Markets, Inc.
April 11, 2001
Page 9

Purchasers at which the contents of the Offering Circular and related matters were discussed. Although we do not pass upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Circular (except as indicated in paragraph (9) above) and have made no independent check or verification thereof, on the basis of the foregoing (relying as to materiality to the extent we deem appropriate upon the statements of officers and other representatives of the Issuer), no facts have come to our attention that have caused us to believe that the Offering Circular (including the documents incorporated by reference, as amended) as of its date and as of the date hereof contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that we express no opinion on the financial statements or other financial and statistical (other than industry) data included or incorporated by reference in the Offering Circular).

         Our opinion in paragraph (10) above as to the lack of required consents or approvals of governmental authorities is based upon our review of those statutes, rules and regulations which, in our experience, are normally applicable to transactions of the type contemplated by the Purchase Agreement and in addition does not cover federal or state antifraud statutes, rules or regulations.

          This opinion is rendered to you solely for your benefit in connection with the Operative Documents and the transactions associated therewith. This opinion may not be relied upon by you for any other purpose, or quoted, circulated, referred or delivered to or relied upon by any other person for any purpose, without our prior express written consent.

                              Very truly yours,
                               /s/ Riordan & McKinzie

                                  SCHEDULE A
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                                  Guarantors


Beverly Hills Dialysis Partnership
Carroll County Dialysis Facility, Inc.
Continental Dialysis Center, Inc.
Continental Dialysis Center of Springfield-Fairfax, Inc.
Crescent City Dialysis Partnership
Dialysis Specialists of Dallas, Inc.
East End Dialysis Center, Inc.
Elberton Dialysis Center, Inc.
Flamingo Park Kidney Center, Inc.
Houston Kidney Center/Total Renal Care Integrated Service Network LP Kenner Regional Dialysis Partnership
Lincoln Park Dialysis Services, Inc.
Mason-Dixon Dialysis Facilities, Inc.
Open Access Sonography, Inc.
Peninsula Dialysis Center, Inc.
Renal Treatment Centers, Inc.
Renal Treatment Centers - California, Inc.
Renal Treatment Centers - Hawaii, Inc.
Renal Treatment Centers - Illinois, Inc.
Renal Treatment Centers - Mid-Atlantic, Inc.
Renal Treatment Centers - Northeast, Inc.
Renal Treatment Centers - Southeast, Inc.
Renal Treatment Centers - West, Inc.
RTC Holdings, Inc.
RTC - Texas Acquisition, Inc.
RTC TN, Inc.
Sunrise Dialysis Partnership
Total Acute Kidney Care, Inc.
Total Renal Care, Inc.
Total Renal Care of Colorado, Inc.
Total Renal Care/Peralta Renal Center Partnership
Total Renal Care/Piedmont Dialysis Center Partnership
Total Renal Care Texas Limited Partnership
Total Renal Care of Utah, L.L.C.
TRC of New York, Inc.
TRC West, Inc.
Total Renal Laboratories, Inc.
Total Renal Research, Inc.
Total Renal Support Services, Inc.
TRC - Indiana LLC
Tri-City Dialysis Center, Inc.